                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   COACH, INC.
             (Exact name of registrant as specified in its charter)

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                Maryland                               52-2242751
(State of incorporation of organization)    (I.R.S. Employer Identification No.)
================================================================================


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                              516 West 34th Street
                                  New York, NY
                    (Address of principal executive offices)
                                      10001
                                   (zip code)
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
================================================================================
If this form relates to the             If this form relates to the registration
registration of a class of              of a class of securities pursuant to
securities pursuant to                  Section 12(g) of the Exchange Act and is
Section 12(b) of the Exchange Act       effective pursuant to General
and is effective pursuant to            Instruction A.(d), please check the
General Instruction A.(c),              following box. [ ]
please check the following box. [X]
================================================================================

           Securities Act registration statement file number to which this form relates: 333-39502

        Securities to be registered pursuant to Section 12(b) of the Act:


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    Title of Each Class                           Name of Each Exchange on Which
    to be so Registered                           Each Class is to be Registered
    ---------------------                         ------------------------------
   Common Stock, par value                             New York Stock Exchange
        $.01 per share
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


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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Item 1. Description of Registrant's Securities to be Registered.

     The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, par value $.01 per share, contained in the Prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-39502), as amended by any amendments to such Registration Statement, and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, is incorporated herein by reference.


Item 2. Exhibits.

     Not applicable.



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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   COACH, INC.



                                By:  /s/ Lew Frankfort
                                     ----------------------------------------
                                     Name:  Lew Frankfort
                                     Title: Chairman and Chief Executive Officer

Date:    September 27, 2000